Exhibit 99

National Patent Development Corporation Announces Extension of Tender Offer for
Five Star Products, Inc.

NEW YORK, NY (August 20, 2008)—National Patent Development Corporation (OTC Bulletin Board: NPDV.OB) today announced that it is extending its previously announced tender offer, through its wholly-owned subsidiary, NPDV Acquisition Corp., for all outstanding shares of common stock of Five Star Products, Inc. (OTC Bulletin Board: FSPX.OB) until 12:00 Midnight, New York City time, on Tuesday, August 26, 2008. The tender offer has been extended in order to provide additional time for stockholders of Five Star to consider the amended tender offer materials filed with the Securities and Exchange Commission and mailed to stockholders of Five Star on Monday, August 18, 2008.

All other substantive terms of the previously announced tender offer and the Tender Offer and Merger Agreement, dated as of June 26, 2008, by and among National Patent, NPDV Acquisition Corp. and Five Star remain unchanged, including the offer by NPDV Acquisition Corp. to purchase all of the outstanding shares of Five Star common stock not already owned by National Patent, NPDV Acquisition Corp. or their subsidiaries for $0.40 per share, in cash, and following the consummation of the tender offer and subject to the satisfaction or waiver of certain conditions set forth in the Tender Offer and Merger Agreement, the merger of NPDV Acquisition Corp. with and into Five Star, with Five Star continuing as the surviving corporation, wholly-owned by National Patent.

The tender offer was previously set to expire at 12:00 Midnight, New York City time, on Thursday, August 21, 2008.

As of 5:00 p.m., New York City time, on Tuesday, August 19, 2008, an aggregate of approximately 845,518 shares of Five Star common stock had been tendered into, and not withdrawn from, the tender offer.

* * * *

Securities Law Disclosure

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Five Star common stock is made only pursuant to an offer to purchase and related materials that National Patent Development Corporation and NPDV Acquisition Corp. have filed with the Securities and Exchange Commission (the “SEC”) on Schedule TO on July 24, 2008, as amended.  Five Star also has filed a solicitation/recommendation statement on Schedule 14D-9, as amended, with respect to the offer. Five Star stockholders and other investors should read these materials carefully because they contain important information, including the terms and conditions of the offer. Five Star stockholders and other investors may obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov, from MacKenzie Partners, Inc., the information agent for the offer, toll-free at (800) 322-2855, or by directing a written request to National Patent Development Corporation, 10 East 40th Street, Suite 3110, New York, NY 10016, Attention: Ira J. Sobotko.  Stockholders and other investors are urged to read carefully those materials prior to making any decisions with respect to the offer.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements.  Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties.  Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Five Star stockholders will tender their shares in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in the tender offer documents filed (or to be filed) by National Patent with the SEC and the solicitation/recommendation statement filed (or to be filed) by Five Star with the SEC, as such materials may be amended from time to time. National Patent and Five Star undertake no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.

About National Patent

National Patent, a Delaware corporation, owns and operates a home improvement distribution business through Five Star, and also owns certain other assets, including real estate.

About Five Star

Five Star, a Delaware corporation, is engaged in the wholesale distribution of paint sundry and hardware products in the Northeast and Middle-Atlantic states with particular strength in the greater New York metropolitan area. Five Star distributes products to approximately 3,000 independent retail dealers, which include paint stores, independent hardware stores, lumber yards, and do-it yourself centers. Five Star distributes a range of private label products sold under the “Five Star” name. Five Star operates two distribution centers, the primary one located in East Hanover, NJ and another in Newington, CT.

Contact:
National Patent Development Corporation
Ira J. Sobotko, 646-742-1629